                                                                Exhibit 21.1

                       SUBSIDIARIES OF THE REGISTRANTS




Madison River Management Company            (Delaware)
Madison River Holdings Corp.                (Delaware)
Madison River LTD Funding Corp.             (Delaware)
Gallatin River Holdings L.L.C.              (Delaware)
Gallatin River Communications L.L.C.        (Delaware)
MEBTEL, Inc.                                (North Carolina)
Madison River Communications, LLC           (Delaware)
Gulf Communications, LLC                    (Delaware)
Gulf Coast Services, Inc.                   (Alabama)
Gulf Telephone Company                      (Alabama)
Gulf Long Distance, Inc.                    (Alabama)
Madison River Long Distance Solutions, Inc. (Delaware)
Mebtel Long Distance Solutions, Inc.        (Delaware)
Coastal Communications, Inc.                (Delaware)
Coastal Utilities, Inc.                     (Georgia)
Coastal Long Distance Services, Inc.        (Georgia)
Savannah River Communications, LLC          (Delaware)